United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 22, 2024, Pineapple Energy Inc. (the “Company”) obtained bridge loan financing for working capital purposes from Conduit Capital U.S. Holdings LLC (“Conduit”), an unaffiliated lender. On such date, Conduit loaned the principal sum of $500,000.00 to the Company on an original issue (“OID”) basis of 20% and accordingly, Conduit advanced $400,000.00 to the Company (the “Initial Conduit Loan”). The Initial Conduit Loan will accrue interest on the unpaid principal amount, without deduction for the OID, at an annual rate of 20%. Commencing on October 21, 2024 through and including July 21, 2025 (the “Maturity Date”), the Company may request that Conduit provide additional advances for working capital on identical terms, conditions and interest rate as the Initial Conduit Loan on an OID basis, up to an aggregate principal sum of $500,000.00, and Conduit shall have the right, without commitment or obligation to make such requested loan(s) by advancing 80% of the principal thereof. All such loans are secured by a pledge of all of the Company’s assets. The agreement was evidenced by the Secured Credit Agreement, dated July 22, 2024, between the Company and Conduit and the Secured Credit Note, dated July 22, 2024, between the Company and Conduit (the “Original Note”).

On September 9, 2024, the Company and Conduit entered into an Amended and Restated Convertible Secured Note (the “Amended Note”) which amended the Original Note, which provides for an additional principal advance of $120,000.00 (the “Advance”). The Amended Note also provides that Conduit may convert all or any portion of the Advance and all accrued but unpaid interest thereon into a number of shares (the “Note Conversion Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), calculated as the total dollar amount to be converted divided by $0.45 (the “Conversion Price”).

As a result of the issuance of the Amended Note, the adjustment provisions in the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Common Stock Purchase Warrants (the “Warrants”) of the Company, dated March 28, 2022, were triggered and caused certain adjustments in the currently effective conversion price of the Series A Preferred Stock, or exercise price of the Warrants, as applicable, to the Conversion Price, and a proportional increase in the amount of shares of common stock issuable under the Warrants (the “Reset”).

As a result of the Reset, the holders of the Preferred Stock and Warrants (the “Holders”) were able to convert their Series A Preferred Stock for an aggregate of 28,942,573 shares of Common Stock at the Conversion Price and exercise their Warrants for an aggregate of 66,741,065 shares of Common Stock at the Conversion Price.

Prior to any conversion of the Series A Preferred Stock or exercise of the Warrants after the Reset, on September 9, 2024, the Company entered into a Securities Exchange Agreement with the holders of the Series A Preferred Stock and Warrants to cancel and retire the Series A Preferred Stock and the Warrants in exchange for shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”), convertible at the Conversion Price for up to an aggregate of 62,313,111 shares of Common Stock (the “Exchange”). The Series C Preferred Stock does not contain any of the price resets set forth in the Series A Preferred Stock, except in the case of stock splits, recapitalizations and similar transactions by the Company. See “Terms of the Series C Preferred Stock” set forth below.

The closing of the Exchange will occur on September 10, 2024, subject to the satisfaction of certain closing conditions.

The Exchange Agreement contains customary representations, warranties and agreements by the Company and the Holders and other obligations of the parties. The representations and warranties contained in the Exchange Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Terms of the Series C Preferred Stock

Under the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”), each share of Series C Preferred Stock will be convertible, at any time after issuance and at the option of the holder, into a number of shares of Common Stock determined by dividing the Stated Value of such share by the Conversion Price. The Stated Value per share of Series C Preferred Stock is $1,000.00 and the Conversion Price per share of Series C Preferred Stock is $0.45. The shares of Common Stock issuable upon conversion of the Series C Preferred Stock are referred to as the “Series C Conversion Shares.” The Series C Preferred Stock is convertible into an aggregate of 62,313,111 shares of Common Stock.

The Company will not effect any conversion of the Series C Preferred Stock, and a holder will not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion, such holder together with such holder’s affiliates and other attribution parties would beneficially own in excess of the beneficial ownership limitation. The beneficial ownership limitation is 4.99% (or, upon election by a holder prior to the issuance of any Series C Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of the Series C Preferred Stock held by the applicable holder. A holder, upon notice to the Company, may increase or decrease its applicable beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series C Preferred Stock held by the holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company and will only apply to the holder giving the notice and no other holder.

The holders of Series C Preferred Stock are entitled to vote exclusively with respect to a proposal submitted to the Company’s shareholders at a meeting of shareholders to be held by the Company to approve the changing of the Company’s state of incorporation from the State of Minnesota to the State of Delaware together as a single class with the Common Stock on an as-converted basis, subject to the beneficial ownership limitations set forth above, as follows: each share of Preferred Stock shall be entitled to such number of votes equal to the quotient obtained by dividing: (i) the Stated Value by (ii) $0.79146 (the “Minimum Price” as defined under Nasdaq rules at the time immediately prior to the effective time of the Exchange Agreement). As long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to redemption senior to the Series C Preferred Stock, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (d) increase the number of authorized shares of the Company’s preferred stock, or (e) enter into any agreement with respect to any of the foregoing. The holders of Series C Preferred Stock are not entitled to voting rights except for the foregoing and to the extent required by law.

If there is any Fundamental Transaction while the Series C Preferred Stock is outstanding, then, upon any subsequent conversion of the Series C Preferred Stock, the holder will have the right to receive, for each Series C Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any beneficial ownership limitation). The Company must cause any successor entity in a Fundamental Transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under the Certificate of Designation.

The Series C Preferred Stock does not contain any of the price resets set forth in the Series A Preferred Stock, except in the case of stock splits, recapitalizations and similar transactions by the Company.

The summary above is qualified by the full texts of the form of Securities Exchange Agreement and the Certificate of Designation and are attached as Exhibits 10.3 and 3.1, respectively, to this Current Report on Form 8-K.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

The summary above is qualified by the full texts of the Secured Credit Note, dated July 22, 2024, and the Amended Note, dated September 9, 2024, between the Company and Conduit, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Series C Preferred Stock and any shares of Common Stock issuable upon conversion of the Series C Preferred Stock was made pursuant to Sectoin 3(a)(9) of the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 9, 2024, the Company filed with the Secretary of State of Minnesota the Certificate of Designation. The information contained in Item 1.01 related to the Certificate of Designation and the terms of the Series C Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange Agreement as described in Item 1.01 above, on September 9, 2024, the Company filed with the Secretary of State of the State of Minnesota the Certificate of Designation. The information contained in Item 1.01 related to the Certificate of Designation and the terms of the Series C Preferred Stock is hereby incorporated by reference into this Item 5.03. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2024, the Company issued a press release relating to the information set forth above, a copy of which is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Designation

10.1	Secured Credit Note, dated July 22, 2024, between Pineapple Energy Inc. and Conduit Capital U.S. Holdings, LLC (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on July 26, 2024).

10.2	Amended and Restated Convertible Secured Credit Note, dated September 9, 2024, between Pineapple Energy Inc. and Conduit Capital U.S. Holdings, LLC.

10.3	Form of Securities Exchange Agreement.

99.1	Press Release dated September 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Scott Maskin
Scott Maskin Interim Chief Executive Officer

Date: September 9, 2024